EXHIBIT 16.1





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                               [DELOITTE & TOUCHE]



Securities and Exchange Commission
Washington DC 20549
United States of America

Our Ref:          LE09TOU6

                                                                 9 August 1996

Dear Sirs

Re: Toucan Gold Corporation - File 3-28562

As former certifying accountants for Toucan Mining Limited ("Toucan Mining"), subsidiary of Toucan Gold Corporation ("Toucan Gold"), we have read Toucan Gold's statements including under Item 4 of Toucan Gold's Form 8-K, dated 8 August 1996, regarding the changes in Toucan Mining's certifying accountant, and we are in agreement with the statements made regarding our resignation as auditors of Toucan Mining.



/s/ Deloitte & Touche
DELOITTE & TOUCHE








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